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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  JUNE 30, 2006
                                  -------------

                                ABLE ENERGY, INC.
                                -----------------
             (Exact Name of Registrant as specified in its charter)

                         Commission File Number 0-20975
                                                --------

        DelawarE                                    22-3520840
        --------                                    ----------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)


                 198 Green Pond Road, Rockaway, New Jersey 07866
                 -----------------------------------------------
                     (Address of Principal Executive Office

                                 (973) 625-1012
                                 --------------
                         (Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) On July 5, 2006, Able Energy, Inc. (the "Company") closed a Securities Purchase Agreement entered into on June 30, 2006 whereby it sold a $1 million convertible term note (the "Note") to Laurus Master Fund, Ltd. ("Laurus"). The Company will pay interest on the Note monthly in arrears commencing on August 1, 2006 at a rate equal to the prime rate published in the Wall Street Journal plus two percent (2%) calculated as of the last business day of the calendar month. Amortizing payments of the principal amount of the Note shall be made by the Company commencing on June 30, 2007 and on the first business day of each succeeding month thereafter in the amount of $27,777.78 through the maturity date of the Note on June 30, 2009.

         The Note is convertible at the option of Laurus into shares of the Company's common stock, $.001 par value, at an initial fixed conversion price of $6.50 per share. The conversion rate of the Note subject to certain adjustments and limitations as set forth in the Note.

         In connection with Laurus' purchase of the Note, the Company granted Laurus a warrant (the "Warrant") exercisable through June 30, 2011 to purchase 160,000 shares of the Company's common stock at a price of $5.57 per share subject to the adjustments and limitations set forth in the Warrant.

         The Company agreed that within sixty (60) days from the date of issuance of the Note and Warrant that it would file a registration statement with the Securities and Exchange Commission covering the resale of the shares of the Company's stock issuable upon conversion of the Note and the exercise of the Warrant. This registration statement would also cover any additional shares of stock issuable to Laurus as a result of any adjustment to the fixed conversion price of the Note or the exercise price of the Warrant.

         The obligations of the Company under the Securities Purchase Agreement, the Note and other related agreements are guaranteed by the following subsidiaries of the Company: Able Oil Co.; Able Propane Co, LLC; Able Energy New York, Inc.; Abel Oil Melbourne, Inc.; Able Energy Terminal, Inc.; Priceenergy.com, Inc.; and, Priceenergy.com Franchising, LLC. In addition, Frank Nocito, Vice-President Business Development of the Company and Stephen Chalk, a Director and consultant to the Company, each agreed to guarantee the Company's payment obligations to Laurus under the Note up to the principal amount of $425,000.

(b) July 5, 2006, the Company entered into an agreement with All American Plazas, Inc. ("All American"), an affiliate of the Company, whereby the Company agreed to loan (the "Loan") All American the sum of $905,000 from the $1 million the Company received from Laurus from the sale of the Note to Laurus. The Loan was made by the Company directly to All American and by the advancement of funds on behalf of All American to pay certain obligations, including payment of Laurus' fees and expenses in connection with the Securities Purchase Agreement totaling $61,000. The Loan is permitted under the Note. The Loan was evidenced by a promissory note made by All American in favor of the Company in the principal amount of $905,000 bearing interest at the rate of the prime rate as published in the Wall Street Journal plus two percent (2%) (the "All American Note").

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         The proceeds of the Loan will be used by All American to pay the expenses and obligations of CCI Group, Inc. ("CCIG"), and its wholly owned subsidiary, Beach Properties Barbuda Limited, which owns a luxury resort known as The Beach House-Barbuda located on the island of Barbuda, West Indies. On June 7, 2006, All American entered into a Share Exchange Agreement with CCIG which provides that upon closing of that agreement, which we have been advised is anticipated to occur during the week of July 10, 2006, All American will exchange approximately 450,000 shares of All American preferred stock (which shares are convertible automatically on a one-for-one basis into approximately 450,000 shares of the Company's common stock that All American owns), subject to certain adjustments in the Share Exchange Agreement, for seventy percent (70%) of the outstanding stock of CCIG. The stock of CCIG is publicly traded on the NASDAQ OTC Bulletin Board.

         In consideration for the Loan, All American has granted the Company an option (the "Option"), exercisable in the Company's sole discretion, to acquire eighty percent (80%) of the CCIG stock All American acquires from CCIG pursuant to the Share Exchange Agreement. The exercise price for such shares of CCIG stock will be the issuance by the Company to All American of shares of the Company's common stock in an amount equal to eighty percent (80%) of the shares of the Company's common stock owned by All American that it is required to deliver to CCIG pursuant to the Share Exchange Agreement. In addition, in the event that the Company exercises the Option, eighty percent (80%) of the outstanding principal amount of the All American Note will be cancelled and shall be deemed fully paid and satisfied. The remaining principal balance of the All American Note and all outstanding and accrued interest on the Loan shall be due and payable one year from the exercise of the Option. The Option must be exercised in whole and not in part and the Option expires on July 5, 2008. In the event the Company does not exercise the Option, the All American Note shall be due in two years, on July 6, 2008, unless the Company has issued a declaration of intent not to exercise the Option in which case the All American Note shall be due one year from such declaration.

         As further consideration for the Loan, for a period of 10 years Able shall be the sole and exclusive provider of all sources of liquid energy for the Beach House-Barbuda and all other properties acquired by CCIG.

         All American owns approximately thirty one percent (31%) of the outstanding shares of the Company's common stock. Approximately eighty five percent (85%) of the stock of All American is owned by the Chelednik Family Trust, a trust established by Mr. Nocito and his wife for the benefit of their family members and of which Gregory D. Frost, the Chief Executive Officer and a Director of the Company is a co-trustee. The balance of the outstanding shares of stock of All American are owned by a limited liability company owned by Mr. Frost and his wife.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN
          OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A
          REGISTRANT.

         The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" above is incorporated herein by reference.

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ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

10.1 Securities Purchase Agreement between Able Energy, Inc. and Laurus Master Fund, Ltd. dated June 30, 2006

10.2 Convertible Term Note made by Able Energy, Inc. to Laurus Master Fund, Ltd. In the principal amount of $1 million dated June 30, 2006

10.3 Common Stock Purchase Warrant made by Able Energy, Inc. to Laurus Master Fund, Ltd. dated June 30, 2006

10.4 Registration Rights Agreement between Able Energy, Inc. and Laurus Master Fund, Ltd. dated June 30, 2006


10.5 Subsidiary Guaranty dated June 30, 2006 of Able Oil Co., Able Propane Co, LLC, Able Energy New York, Inc., Abel Oil Melbourne, Inc., Able Energy Terminal, Inc., Priceenergy.com, Inc. and Priceenergy.com Franchising, LLC

10.6     Personal Guaranty of Frank Nocito

10.7     Personal Guaranty of Stephen Chalk

10.8 Loan Agreement between Able Energy, Inc. And All American Plazas, Inc. dated July 6, 2006


10.9 Promissory Note made July 6, 2006 by All American Plazas, Inc. to Able Energy, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 7, 2006

                                          Able Energy, Inc.


                                          By: s/Gregory D. Frost
                                              --------------------
                                                Gregory D. Frost,
                                                Chief Executive Officer